Exhibit 23.1

SFAI MALAYSIA PLT 202206000021 (LLP0031758-LCA) & AF 002216 Chartered Accountants Block C2-G, Ground Floor, Setiawalk, Persiaran Wawasan, 47160 Puchong, Selangor, Malaysia. Tel: +603 – 7802 9000

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Click Holdings Limited of our report dated August 25, 2026, relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Click Holdings Limited for the fiscal year ended June 30, 2025 and 2024, and December 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ SFAI MALAYSIA PLT

SFAI Malaysia PLT

Malaysia

August 25, 2026